UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

American Land Lease, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-103876
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

29399 U.S. Hwy 19 North, Suite 320, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 29, 2006, Asset Investors Operating Partnership, Community Savanna Club Joint Venture, AIOP Lost Dutchman Notes, L.L.C., Community Brentwood Joint Venture, all subsidiaries of American Land Lease, Inc. (“ANL”) entered into a Renewal and Extended Revolving Credit Facility in the form of a commercial mortgage loan. This agreement amends and restates in its entirety that certain Credit Facility Agreement dated as of July 31, 2003 as modified by that certain Mortgage Modification and Spreader Agreement effective as of December 13, 2004.

A copy of the Promissory Note and the Fourth Modification to Loan Agreement is filed as Exhibit 10.8 and 10.9 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.8	Promissory Note entered into by Asset Investors Operating Partnership, Community Savanna Club Joint Venture, AIOP Lost Dutchman Notes, L.L.C, Community Brentwood Joint Venture, all subsidiaries of American Land Lease, Inc.

10.9	Fourth Modification to Loan Agreement entered into by Asset Investors Operating Partnership, Community Savanna Club Joint Venture, AIOP Lost Dutchman Notes, L.L.C., Community Brentwood Joint Venture, all subsidiaries of American Land Lease, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAND LEASE, INC.

Date: December 29, 2006	By:	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.8	Promissory Note entered into by Asset Investors Operating Partnership, Community Savanna Club Joint Venture, AIOP Lost Dutchman Notes, L.L.C, Community Brentwood Joint Venture, all subsidiaries of American Land Lease, Inc.

10.9	Fourth Modification to Loan Agreement entered into by Asset Investors Operating Partnership, Community Savanna Club Joint Venture, AIOP Lost Dutchman Notes, L.L.C., Community Brentwood Joint Venture, all subsidiaries of American Land Lease, Inc.